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                                                                       EXHIBIT 5

                   [HATHAWAY, SPEIGHT & KUNZ, LLC LETTERHEAD]


                               September 8, 1999


Biometric Security Corp.
400 Burrard Street, Suite 1940
Vancouver, BC
V6C 3A6

           RE: Biometric Security Corp.
               Continuation to Wyoming


Ladies and Gentlemen:

     We have acted as special counsel in the state of Wyoming to Biometric Security Corp., a Wyoming corporation (the "Company") formerly known as Sonoma Resource Corp. in connection with the Registration Statement on Form S-4 (No. 333-78007), as amended (the "Form S-4"), filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Company's common stock as discussed therein. On November 10, 1998, the Company continued into Wyoming from British Columbia (the "Continuation") through the filing of Articles of Continuance with the Wyoming Secretary of State pursuant to Wyoming Statute Section 17-16-1710. Wyoming Statute Section 17-16-1710 of the Wyoming Business Corporation Act (the "Act") provides that any corporation incorporated for any purposes, other than an insurance company or a financial institution, under the laws of any jurisdiction other than Wyoming, may if the foreign jurisdiction will acknowledge the corporation's termination of domicile in the foreign jurisdiction, apply to the Wyoming Secretary of State to continue the foreign corporation in Wyoming as if it had been incorporated in the state of Wyoming. A copy of the Certificate of Continuance issued by the Wyoming Secretary of State on November 10, 1998, is attached hereto as Attachment A.

     As special counsel to the Company, in connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinion set forth herein. In our examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as
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Biometric Security Corp.
September 8, 1999
Page 2


originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

     With respect to the Continuation of the Company into Wyoming, we are of the opinion that upon the Company's continuance into Wyoming, each share of common stock of the Company outstanding was legally issued, fully paid and non-assessable.

     The opinion set forth above is subject to the following qualifications, exceptions and limitations:

     A. We are qualified to practice law only in the State of Wyoming and we do not purport to be conversant with the laws of jurisdictions other than Wyoming. Accordingly, we express no opinion herein as to laws other than the laws of the State of Wyoming and the federal laws of the United States applicable therein.

     B. The opinion set forth herein is rendered in reliance upon the Certificate of Continuance issued by the Wyoming Secretary of State on November 10, 1998.

     C. The opinion set forth herein is limited to that expressly stated and no other opinion or opinions should be implied.

     D. The opinion set forth herein is as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any change in the law that may hereafter occur.

     We hereby consent to the filing of this opinion as an exhibit to the Form S-4 and to the reference to this firm appearing under the heading "Legal Matters" in the related Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the General Rules and Regulations of the SEC thereunder.

                                             Respectfully submitted,

                                             HATHAWAY, SPEIGHT & KUNZ, LLC



                                             By:
                                                ---------------------------
                                                Rick A. Thompson

Attachment A
RT/ccg
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                                STATE OF WYOMING

                                 OFFICE OF THE
                               SECRETARY OF STATE

                            [Watermark of Great Seal
                            of the State of Wyoming]

UNITED STATES OF AMERICA,)
STATE OF WYOMING         )   SS.

     I, DIANA J. OHMAN, Secretary of State of the State of Wyoming, do hereby certify that

                         ... SONOMA RESOURCE CORP. ...

a corporation originally organized under the laws of British Columbia, Canada, did on November 10, 1998, apply for a Certificate of Registration and filed Articles of Continuance in the office of the Secretary of State of Wyoming.

     I FURTHER CERTIFY that SONOMA RESOURCE CORP. has renounced its original country of incorporation, and is now incorporated under the laws of the state of Wyoming in accordance with W.S. 17-16-1710.

     I FURTHER CERTIFY that the name of this corporation was changed from SONOMA RESOURCE CORP. to BIOMETRIC SECURITY CORP. upon the filing of the Application for Certificate of Registration and Articles of Continuance.


                                   IN TESTIMONY WHEREOF, I have hereunto set my
                                   hand and affixed the Great Seal of the State
                                   of Wyoming. Done at Cheyenne, the Capital,
                                   this 10th day of NOVEMBER, A.D., 1998.
     [Watermark of Great Seal
     of the State of Wyoming]
                                   /s/ Diana J. Ohman
                                   ---------------------------------------------
                                               SECRETARY OF STATE

                               By  /s/ Sharon Cochran
                                   ---------------------------------------------



                                                                    Attachment A